February 27, 2025 Life360 Reports Record Q4 and FY 2024 Results Monthly Active Users Reached Approximately 79.6 million Record Annual Global Net Additions to Paying Circles of 457 thousand - Reaching Nearly 2.3 million Total Quarterly Revenue Grew 33% Year-Over-Year to $115.5 million Annualized Monthly Revenue increased 34% Year-Over-Year to $367.6 million Achieved Positive Net Income in Q4 and Record Positive Adjusted EBITDA of $45.5 million for the Year SAN FRANCISCO, California. Life360, Inc. (“Life360” or the “Company”) (NASDAQ: LIF, ASX: 360), the San Francisco-based leader in family safety and connection, today announced unaudited financial results for the fourth quarter and audited financial results for the full year ended December 31, 2024. Building on the momentum of prior quarters, the Company achieved record-breaking results across key metrics, including Monthly Active Users (MAUs), Paying Circles, Subscription Revenue, and Annualized Monthly Revenue. “Life360 made remarkable strides in Q4 2024, capping off the year with our best-ever holiday period and achieving record-breaking annual results in MAU and subscribers, while continuing to make progress with our overall strategy,” said Life360 Co-founder and Chief Executive Officer Chris Hulls. “2024 was a transformative year for Life360. We successfully launched our advertising business, unlocking new growth opportunities, introduced a cutting-edge lineup of Tile devices, executed an award-winning brand campaign, forged a key strategic partnership with Hubble, and celebrated a significant milestone by completing our U.S. IPO to become publicly traded on Nasdaq. “As we enter 2025, we are laser-focused on achieving our longer term strategic goals: reaching 150 million MAU, surpassing $1 billion in annual revenue, and exceeding a 35% Adjusted EBITDA margin. By keeping families safe, connected to the people, pets, and things they love, and helping make everyday life better, we are uniquely positioned to tap into vast global market potential and drive sustained growth for years to come.” Life360 Chief Financial Officer Russell Burke added: “On top of exceptional revenue growth, we continued to make significant progress toward profitability during the quarter and the year. In Q4 2024, we achieved positive Net Income of $8.5 million, and our ninth consecutive quarter of positive Adjusted EBITDA¹ and seventh consecutive quarter of positive Operating Cash Flow. For the full year, we generated total revenue of $371 million, up 22% year-over-year, while keeping total operating expenses growth at 14% YoY, which drove our EBITDA and Adjusted EBITDA results above the high end of our guidance ranges. Looking ahead, we are confident in our ability to keep growing positive Adjusted EBITDA¹ throughout 2025 as we continue balancing robust revenue growth with expanding profitability.” Q4’24 Financial Highlights • Total Q4’24 revenue of $115.5 million, a YoY increase of 33%, with total subscription revenue of $78.8 million, up 32% YoY and Core subscription revenue2 of $73.1 million, up 36% YoY. • Annualized Monthly Revenue (AMR) of $367.6 million, up 34% YoY. • Q4’24 Net Income of $8.5 million, which includes other income of $0.6 million and a benefit from income tax3 of $2.2 million. • Positive Adjusted EBITDA1 of $21.2 million and EBITDA1 of $8.4 million compared to positive Adjusted EBITDA1 of $8.9 million and an EBITDA1 loss of $(2.0) million, respectively, in Q4’23. • Positive Operating Cash Flow of $12.3 million, up 38% YoY. • Quarter-end cash, cash equivalents and restricted cash of $160.5 million, an increase of $89.7 million from Q4’23, which was primarily the result of net capital raised from the U.S. IPO in Q2’24. Q4’24 Operating Highlights and 2025 Outlook • Q4’24 global MAU net additions were 2.8 million, which slowed seasonally after a very strong Q3’24. Total MAU increased 30% YoY to approximately 79.6 million, with significant contribution from organic growth. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 1

- Q4'24 global Paying Circle net additions of 69 thousand were up 27% YoY. Total Paying Circles grew 25% YoY to 2.3 million, supported by improved conversion and retention in the U.S.
- Average Revenue Per Paying Circle ("ARPPC") increased 6% YoY due mainly to impacts from a U.S. shift in product mix towards higher priced products, as well as from legacy price increases and Dual Tier membership launches in non-Triple Tier countries and UK and ANZ Triple Tier memberships.
- Outlook for FY'25 Consolidated revenue of $450 million - $480 million and positive Adjusted EBITDA[1] of $65 million - $75 million.

1 Adjusted EBITDA and EBITDA are Non-GAAP measures. For more information, including the definitions of Adjusted EBITDA and EBITDA, the use of these non-GAAP measures, as well as reconciliations of Net Income (Loss) to each of EBITDA and Adjusted EBITDA, refer to the "EBITDA and Adjusted EBITDA" and "Supplementary and Non-GAAP Financial Information" sections below.

2 Core subscription revenue is defined as subscription revenue derived from the Life360 mobile application and excludes non-core subscription revenue which relates to other hardware related subscription offerings. For more information, including the use of this measure, refer to the "Core subscription revenue" section below.

3 The provision for (benefit from) income taxes for interim quarterly reporting periods is based on the Company's estimates of the effective tax rates for the full fiscal year in accordance with ASC 740-270, Income Taxes, Interim Reporting. ASC 740-270-25-2 requires that an annual effective tax rate be determined and such annual effective rate be applied to year to date income (loss) in interim periods. The effective tax rate in any quarter may be subject to fluctuations during the year as new information is obtained, which may positively or negatively affect the assumptions used to estimate the annual effective tax rate, including factors such as valuation allowances against deferred tax assets, the recognition or de-recognition of tax benefits related to uncertain tax position, if any, and changes in or the interpretation of tax laws in jurisdictions where the Company conducts business.

Key Performance Indicators

(in millions, except ARPPC, ARPPS, ASP, and percentages)	Q4 2024	Q4 2023	% YoY
Core[4]			
Monthly Active Users (MAU) - Global[5]	79.6	61.4	30 %
U.S.	43.7	36.8	19 %
International	36.0	24.6	46 %
ANZ	2.7	2.0	35 %
Paying Circles - Global[6]	2.3	1.8	25 %
U.S.	1.6	1.3	23 %
International	0.6	0.5	33 %
Average Revenue per Paying Circle (ARPPC)[7,8]	$ 131.76	$ 124.17	6 %
Life360 Consolidated			
Subscriptions[9]	2.9	2.4	19 %
Average Revenue per Paying Subscription (ARPPS)[8,10]	$ 110.43	$ 102.17	8 %
Net hardware units shipped[11]	1.9	1.7	8 %
Average Selling Price (ASP)[12,13]	$ 12.56	$ 11.50	9 %
Annualized Monthly Revenue (AMR)	$ 367.6	$ 274.1	34 %

	FY 2024	FY 2023	% YoY
Core[4]			
Average Revenue per Paying Circle (ARPPC)[7,8]	$ 128.00	$ 121.09	6 %
Life360 Consolidated			
Average Revenue per Paying Subscription (ARPPS)[8,10]	$ 106.16	$ 99.53	7 %
Net hardware units shipped[11]	3.9	4.0	(4)%
Average Selling Price (ASP)[12,13]	$ 13.72	$ 13.48	2 %

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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4 Core metrics relate solely to the Life360 mobile application.

5 A monthly active user ("MAU") is defined as a unique member who engages with our Life360 branded services each month, which includes both paying and non-paying members, and excludes certain members who have a delayed account setup.

6 A Paying Circle is defined as a group of Life360 members with a paying subscription that has been billed as of the end of a period.

7 ARPPC is defined as annualized subscription revenue recognized and derived from the Life360 mobile application, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the Average Paying Circles during the same period.

8 Excludes revenue related to bundled Life360 subscription and hardware offerings of $(0.6) million and $(4.6) million for the three months and year ended December 31, 2024, respectively, and $(1.2) million and $(3.1) million for the three months and year ended December 31, 2023, respectively.

9 Subscriptions are defined as the number of paying subscribers associated with the Life360, Jiobit and Tile brands who have been billed as of the end of the period.

10 ARPPS is defined as annualized total subscription revenue recognized and derived from Life360, Tile and Jiobit subscriptions, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the average number of paying subscribers during the same period.

11 Net hardware units shipped represent the number of tracking devices sold during the period, excluding hardware units related to bundled Life360 subscription and hardware offerings, net of returns by our retail partners and directly to consumers.

12 Excludes revenue related to bundled Life360 subscription and hardware offerings of $0.4 million and $4.3 million for the three months and year ended December 31, 2024, respectively, and $1.2 million and $3.7 million for the three months and year ended December 31, 2023, respectively.

13 To determine the net ASP of a unit, we divide hardware revenue recognized, excluding revenue related to bundled Life360 subscription and hardware offerings, for the reported period by the number of net hardware units shipped during the same period.

- Global MAU increased 30% YoY to approximately 79.6 million, with Q4'24 net additions of 2.8 million. U.S. MAU increased 19% YoY, with Q4'24 net adds of 1.4 million. International MAU increased 46% YoY, with Q4'24 net adds of 1.3 million. ANZ MAU increased 35% YoY to 2.7 million.
- Q4'24 global Paying Circle net additions of 69 thousand were driven by strong performance in the U.S. market. U.S. Paying Circles increased 23% YoY on the back of both higher registrations and improved conversion and retention metrics. International Paying Circles maintained strong momentum, up 33% YoY. Total Paying Circles in the Triple Tier markets of the UK, Canada, and ANZ increased 21% YoY.
- Q4'24 global ARPPC increased 6% YoY. U.S. ARPPC increased 3% YoY, benefiting from a shift in product mix towards higher priced products. Q4'24 international ARPPC increased 42% YoY due to price increases for legacy subscribers in non-Triple Tier markets followed by the launch of Dual Tier pricing in September, and legacy subscriber price increases in the Triple Tier UK and ANZ markets.
- Q4'24 net hardware units shipped increased 8% YoY. The Average Selling Price of hardware units shipped increased 9% YoY primarily due to a shift in channel mix and decreased returns and discounts offered.
- December 2024 AMR increased 34% YoY, benefiting from accelerating subscription revenue momentum over the course of Q4'24.

Operating Results

Revenue

	Three Months Ended December 31,		Year Ended December 31,	
	2024	2023	2024	2023
($ millions)	*(unaudited)*			
Subscription revenue	$ 78.8	$ 59.8	$ 277.8	$ 220.8
U.S. subscription revenue	*66.9*	*53.3*	*240.6*	*196.1*
International subscription revenue	*11.8*	*6.5*	*37.3*	*24.5*
Hardware revenue	23.8	21.1	57.6	58.2
Other revenue	13.0	6.1	36.0	25.5
Total revenue	$ 115.5	$ 87.0	$ 371.5	$ 304.5

- Q4'24 total subscription revenue increased 32% YoY to $78.8 million, primarily driven by growth in Paying Circles.
- Q4'24 hardware revenue increased 13% YoY to $23.8 million, primarily driven by reduced returns and discounts offered, as well as an increase in units shipped and a shift in channel mix.
- Q4'24 other revenue of $13.0 million was $6.9 million higher YoY due to increases in data and partnership revenue, which includes advertising revenue.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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Core Subscription Revenue

- Core subscription revenue is defined as GAAP subscription revenue derived from the Life360 mobile application and excludes non-core subscription revenue, which we define as GAAP subscription revenue from other hardware related subscription offerings, for the reported period. Core subscription revenue represents revenue derived from and the overall success of our core product offering. Q4'24 core subscription revenue increased 36% YoY primarily driven by a 25% YoY increase in Paying Circles and a 6% higher ARPPC.[14]

	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
($ millions)	*(unaudited)*			
Subscription revenue	$ 78.8	$ 59.8	$ 277.8	$ 220.8
Non-Core subscription revenue	(5.7)	(5.9)	(22.6)	(23.3)
Core subscription revenue[15]	$ 73.1	$ 53.9	$ 255.2	$ 197.5

14 Refer to the 'Key Performance Indicators' section above for additional information regarding the impact of bundled offerings on KPI calculations for the periods presented.

15 Beginning with the second quarter of 2024, this definition was updated and calculated in accordance with GAAP.

Gross Profit

	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
($ millions, except percentages)	*(unaudited)*			
Gross Profit	$ 85.5	$ 60.1	$ 279.2	$ 222.6
Gross Margin	*74 %*	*69 %*	*75 %*	*73 %*
Gross Margin (Subscription Only)	*86 %*	*86 %*	*85 %*	*86 %*

- Q4'24 gross margin increased to 74% from 69% in the prior year period, primarily due to the increased proportion of Other revenue.

Operating Expenses

	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
($ millions)	*(unaudited)*			
Research and development	$ 29.8	$ 26.0	$ 113.1	$ 101.0
Sales and marketing	33.5	25.7	113.4	99.1
General and administrative	16.5	12.8	60.7	52.6
Total operating expenses	**$ 79.8**	**$ 64.5**	**$ 287.1**	**$ 252.6**
Total operating expenses as % of revenue	*69 %*	*74 %*	*77 %*	*83 %*

- Q4'24 operating expenses, excluding commissions, increased 22% YoY despite revenue growth of 33%, demonstrating continued strong operating leverage.
- Q4'24 research and development costs increased 14% YoY, primarily driven by higher personnel-related costs, technology, and outside services spend, due to Company growth.
- Q4'24 sales and marketing costs increased 31% YoY, primarily due to an increase in commissions, in line with the 19% increase in subscriptions, and the launch of the new Tile hardware product line.
- Q4'24 general and administrative expenses increased 29% YoY, primarily driven by Company growth, as well as increased professional service expenses related to corporate and strategic matters. Excluding the incremental costs incurred related to corporate and strategic matters, general and administrative expenses increased 17% YoY.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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Cash Flow

($ millions)	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
	(unaudited)			
Net cash provided by operating activities	$ 12.3	$ 9.0	$ 32.6	$ 7.5
Net cash used in investing activities	(6.8)	(1.0)	(10.1)	(2.2)
Net cash provided by (used in) financing activities	(5.2)	(0.9)	67.3	(25.0)
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	0.3	7.1	89.7	(19.7)
Cash, Cash Equivalents, and Restricted Cash at the End of the Period	**$ 160.5**	**$ 70.7**	**$ 160.5**	**$ 70.7**

- Life360 ended Q4'24 with cash, cash equivalents and restricted cash of $160.5 million, an increase of $0.3 million from Q3'24.
- Q4'24 operating cash flow was $12.3 million. This was partially offset by $5.2 million used in financing activities, primarily for final initial public offering transaction costs and taxes paid for the net settlement of equity awards. Additionally, $6.8 million was used for investing activities, which include a $5.0 million investment in Hubble and payments for internally developed software.
- Q4'24 net cash provided by operating activities of $12.3 million was lower than Adjusted EBITDA of $21.2 million primarily due to an overall increase in working capital balances driven by increased activity. See the EBITDA and Adjusted EBITDA section below for definition and reconciliation of Adjusted EBITDA.

EBITDA and Adjusted EBITDA

To supplement our consolidated financial statements prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to facilitate analysis of our financial and business trends and for internal planning and forecasting purposes. For more information, see the "Supplementary and Non-GAAP Financial Information" section below.

Non-GAAP financial measures include earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") and Adjusted EBITDA Margin. EBITDA is defined as net income (loss), excluding (i) convertible notes, derivative liability, and investment fair value adjustments, (ii) gain and loss on settlement of convertible notes and derivative liability, (iii) provision for (benefit from) income taxes, (iv) depreciation and amortization and (v) other income, net. Adjusted EBITDA is defined as net income (loss), excluding (i) convertible notes, derivative liability, and investment fair value adjustments, (ii) gain and loss on settlement of convertible notes and derivative liability, (iii) provision for (benefit from) income taxes, (iv) depreciation and amortization, (v) other income, net, (vi) stock-based compensation, (vii) IPO-related transaction costs, including secondary offering costs (viii) workplace restructuring costs, (ix) the write-off of obsolete inventory, (x) the adjustment in connection with membership benefit, and (xi) warehouse relocation costs. These items are excluded from EBITDA and Adjusted EBITDA because they are non-cash in nature, because the amount and timing of these items are unpredictable, or because they are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful.

The following table presents a reconciliation of Net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA:

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

5

($ thousands, except percentages)	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
Net income (loss)	$ 8,498	$ (3,146)	$ (4,555)	$ (28,171)
Net income (loss) margin	*7 %*	*(4)%*	*(1)%*	*(9)%*
Add (deduct):				
Convertible notes fair value adjustment[16]	—	(114)	608	684
Derivative liability fair value adjustment[16]	—	(62)	1,707	116
Loss on settlement of convertible notes	—	—	440	—
Gain on settlement of derivative liability	—	—	(1,924)	—
Gain on change in fair value of investment[17]	—	—	(5,389)	—
Provision for (benefit from) income taxes	(2,217)	411	(71)	616
Depreciation and amortization[18]	2,720	2,297	9,778	9,141
Other income, net	(563)	(1,431)	(4,362)	(3,228)
EBITDA	$ 8,438	$ (2,045)	$ (3,768)	$ (20,842)
Stock-based compensation	11,762	10,834	42,269	38,512
IPO-related transaction costs, including secondary offering costs	1,046	—	6,830	—
Workplace restructuring costs[19]	—	54	153	4,024
Write-off of obsolete inventory[20]	—	—	—	916
Adjustment in connection with membership benefit[21]	—	—	—	(2,172)
Warehouse relocation costs[22]	—	44	—	121
Adjusted EBITDA	$ 21,246	$ 8,887	$ 45,484	$ 20,559
Adjusted EBITDA margin	*18 %*	*10 %*	*12 %*	*7 %*

16 To reflect the change in fair value of the September 2021 Convertible Notes and derivative liability associated with the July 2021 Convertible Notes.

17 To reflect the change in fair value of an investment in non-marketable equity securities carried at cost less impairments, if any, plus or minus changes in observable prices.

18 Includes depreciation on fixed assets and amortization of intangible assets.

19 Relates to non-recurring personnel and severance related expenses.

20 Relates to the write-off of raw materials that have no alternative use to the Company following the decision to halt development.

21 Relates to an adjustment recorded to reduce product costs recorded to cost of revenue in connection with the discontinuation of certain battery related membership benefits.

22 Relates to non-recurring warehouse relocation costs in relation to the Company's transition to a new logistics partner.

- Q4'24 delivered a positive Adjusted EBITDA contribution of $21.2 million versus $8.9 million in Q4'23 as a result of continued strong subscription revenue growth and improved operating leverage.

Earnings Guidance[23]

For FY'25, Life360 expects to deliver the following metrics:

- Consolidated revenue of $450 million - $480 million comprised of:
  - Subscription revenue of $350 million - $360 million;
  - Hardware revenue of $45 million - $55 million;
  - Other revenue of $55 million - $65 million; and
- Positive Adjusted EBITDA[24] of $65 million - $75 million, which includes $8 million of investment to developing and launching a new pet device in 2025.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

6

23 With respect to forward looking non-GAAP guidance, we are not able to reconcile the forward-looking non-GAAP adjusted EBITDA measure to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items, which are fluid and unpredictable in nature. In addition, the Company believes such a reconciliation would imply a degree of precision that may be confusing or misleading to investors. These items include, but are not limited to, litigation costs, convertible notes and derivative liability fair value adjustments, and gains/losses on revaluation of contingent consideration. These items may be material to our results calculated in accordance with GAAP. 24 Adjusted EBITDA and EBITDA are non-GAAP measures. For more information, including the definitions of Adjusted EBITDA and EBITDA, the use of these non-GAAP measures, as well as reconciliations of Net Income (Loss) to each of Adjusted EBITDA and EBITDA, refer to the “EBITDA and Adjusted EBITDA” section above and the “Supplementary and Non-GAAP Financial Information” section below. Investor Conference Call A conference call will be held today as follows: US PT: Thursday 27 February at 2:30pm US ET: Thursday 27 February at 5:30pm AEDT: Friday 28 February at 9.30am The call will be held as a Zoom audio webinar. Participants wishing to ask a question should register and join via their browser here. Participants joining via telephone will be in listen only mode. Dial in details U.S.: +1 669 900 6833 Australia: +61 2 8015 6011 Other countries: details Meeting ID: 959 2239 9779 A replay will be available after the call at https://investors.life360.com Authorization Chris Hulls, Director, Co-Founder and Chief Executive Officer of Life360 authorized this announcement being given to ASX. About Life360 Life360, a family connection and safety company, keeps people close to the ones they love. The category- leading mobile app and Tile tracking devices empower members to stay connected to the people, pets, and things they care about most, with a range of services, including location sharing, safe driver reports, and crash detection with emergency dispatch. As a remote-first company based in the San Francisco Bay Area, Life360 serves approximately 79.6 million monthly active users (MAU), as of December 31, 2024, across more than 170 countries. Life360 delivers peace of mind and enhances everyday family life in all the moments that matter, big and small. For more information, please visit life360.com. Contacts For U.S. investor inquiries: For U.S. media inquiries: Raymond (RJ) Jones Lynnette Bruno rjones@life360.com press@life360.com For Australian investor inquiries: For Australian media inquiries: Jolanta Masojada, +61 417 261 367 Giles Rafferty, +61 481 467 903 jmasojada@life360.com grafferty@firstadvisers.com.au Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 7

Forward-looking statements This announcement and the accompanying presentation and conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Life360 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements regarding Life360’s intentions, objectives, plans, expectations, assumptions and beliefs about future events, including Life360’s expectations with respect to the financial and operating performance of its business, including subscription revenue, hardware revenue, other revenue and consolidated revenue and ability to create new revenue streams; the timing of the launch of advertising globally and that it is well positioned to scale ad revenue substantially in the coming years; its ability to deliver contextually relevant advertisements that enhance the user experience by leveraging its extensive first-party location data; its expectation of opportunities and significant increase in advertising revenue driven by its partnerships with Uber; Adjusted EBITDA, EBITDA, and operating cash flow; expectations regarding MAUs and other member metrics; its capital position; future growth and market opportunities; plans to launch new features and products; the impact of past price increases and expansion of product offerings in the UK, Australia and New Zealand on future results of operations and its confidence that advertising could eventually rival its subscription business; its expectations of growth in its data business; its expectation of a new enterprise revenue stream and enhanced location capabilities of its hardware devices as a result of its partnership with Hubble; its focus on developing a GPS lineup, built on Jiobit technology, the timing of new devices, and the potential for the next generation of hardware to drive a new wave of subscription growth; as well as Life360’s expectations of any changes to the information disclosed herein. The words “anticipate”, “believe”, “expect”, “project”, “predict”, “will”, “forecast”, “estimate”, “likely”, “intend”, “outlook”, “should”, “could”, “may”, “target”, “plan” and other similar expressions can generally be used to identify forward-looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward-looking statements. Investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. There is a risk that such predictions, forecasts, projections and other forward-looking statements will not be achieved. Subject to any continuing obligations under applicable law, Life360 does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement, to reflect any change in expectations in relation to any forward-looking statements or any change in events, conditions or circumstances on which any such statements are based. Although Life360 believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, Life360 can give no assurance that such expectations and assumptions will prove to be correct and, actual results may vary in a materially positive or negative manner. Forward-looking statements are subject to known and unknown risks, uncertainty, assumptions and contingencies, many of which are outside Life360’s control, and are based on estimates and assumptions that are subject to change and may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include risks related to the preliminary nature of financial results, risks related to Life360’s business, market risks, Life360’s need for additional capital, and the risk that Life360’s products and services may not perform as expected, as described in greater detail under the heading “Risk Factors” in Life360’s ASX and SEC filings, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2025, and other reports filed with the SEC. To the maximum extent permitted by law, responsibility for the accuracy or completeness of any forward-looking statements whether as a result of new information, future events or results or otherwise is disclaimed. This announcement should not be relied upon as a recommendation or forecast by Life360. Past performance information given in this document is given for illustrative purposes only and is not necessarily a guide to future performance and no representation or warranty is made by any person as to the likelihood of achievement or reasonableness of any forward-looking statements, forecast financial information, future share price performance or any underlying assumptions. Nothing contained in this document nor any information made available to you is, or shall be relied upon as, a promise, representation, warranty or guarantee as to the past, present or the future performance of Life360. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 8

Consolidated Statements of Operations and Comprehensive Loss

(Dollars in U.S. $, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,	
	2024	2023	2024	2023
	(unaudited)			
Subscription revenue	$ 78,755	$ 59,796	$ 277,845	$ 220,794
Hardware revenue	23,756	21,068	57,589	58,178
Other revenue	13,018	6,099	36,050	25,546
Total revenue	115,529	86,963	371,484	304,518
Cost of subscription revenue	10,647	8,275	41,014	30,975
Cost of hardware revenue	18,078	17,652	47,225	47,384
Cost of other revenue	1,298	897	4,088	3,522
Total cost of revenue	30,023	26,824	92,327	81,881
Gross profit	85,506	60,139	279,157	222,637
Operating expenses:				
Research and development	29,788	26,018	113,071	100,965
Sales and marketing	33,532	25,668	113,350	99,072
General and administrative	16,469	12,795	60,712	52,583
Total operating expenses	79,789	64,481	287,133	252,620
Income (loss) from operations	5,717	(4,342)	(7,976)	(29,983)
Other income (expense):				
Convertible notes fair value adjustment	—	114	(608)	(684)
Derivative liability fair value adjustment	—	62	(1,707)	(116)
Loss on settlement of convertible notes	—	—	(440)	—
Gain on settlement of derivative liability	—	—	1,924	—
Gain on change in fair value of investment	—	—	5,389	—
Other income (expense), net	564	1,431	(1,208)	3,228
Total other income (expense), net	564	1,607	3,350	2,428
Income (loss) before income taxes	6,281	(2,735)	(4,626)	(27,555)
Provision for (benefit from) income taxes	(2,217)	411	(71)	616
Net income (loss)	8,498	(3,146)	(4,555)	(28,171)
Net income (loss) per share, basic	$ 0.11	(0.05)	$ (0.06)	(0.42)
Net income (loss) per share, diluted	0.10	(0.05)	(0.06)	(0.42)
Weighted-average shares used in computing net loss per share, basic	74,920,574	66,748,542	72,125,571	66,748,542
Weighted-average shares used in computing net loss per share, diluted	83,212,947	66,748,542	72,125,571	66,748,542
Comprehensive income (loss)				
Net income (loss)	8,498	(3,146)	(4,555)	(28,171)
Change in foreign currency translation adjustment	38	6	35	15
Total comprehensive income (loss)	$ 8,536	$ (3,140)	$ (4,520)	$ (28,156)

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

9

Consolidated Balance Sheets (Dollars in U.S. $, in thousands) December 31, 2024 December 31, 2023 Assets Current Assets: Cash and cash equivalents $ 159,238 $ 68,964 Accounts receivable, net 57,997 42,180 Inventory 8,057 4,099 Costs capitalized to obtain contracts, net 1,098 1,010 Prepaid expenses and other current assets 14,599 15,174 Total current assets 240,989 131,427 Restricted cash, noncurrent 1,221 1,749 Property and equipment, net 1,779 730 Costs capitalized to obtain contracts, noncurrent 1,049 834 Prepaid expenses and other assets, noncurrent 21,611 6,848 Operating lease right-of-use asset 683 1,014 Intangible assets, net 40,574 45,441 Goodwill 133,674 133,674 Total Assets $ 441,580 $ 321,717 Liabilities and Stockholders’ Equity Current Liabilities: Accounts payable 5,463 $ 5,896 Accrued expenses and other current liabilities 32,015 27,538 Convertible notes, current — 3,449 Deferred revenue, current 39,860 33,932 Total current liabilities 77,338 70,815 Convertible notes, noncurrent — 1,056 Derivative liability, noncurrent — 217 Deferred revenue, noncurrent 5,338 1,842 Other liabilities, noncurrent 359 723 Total Liabilities $ 83,035 $ 74,653 Commitments and Contingencies Stockholders’ Equity Common Stock 75 70 Additional paid-in capital 648,124 532,128 Accumulated deficit (289,698) (285,143) Accumulated other comprehensive income 44 9 Total stockholders’ equity 358,545 247,064 Total Liabilities and Stockholders’ Equity $ 441,580 $ 321,717 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 10

Consolidated Statements of Cash Flows (Dollars in U.S. $, in thousands) Year Ended December 31, 2024 2023 Cash Flows from Operating Activities: Net loss $ (4,555) $ (28,171) Adjustments to reconcile net loss to net cash provided by (used in) operating activities: Depreciation and amortization 9,778 9,141 Amortization of costs capitalized to obtain contracts 1,268 2,125 Amortization of operating lease right-of-use asset 331 842 Stock-based compensation expense, net of amounts capitalized 42,269 38,512 Compensation expense in connection with revesting notes — 73 Non-cash interest expense, net 59 462 Convertible notes fair value adjustment 608 684 Derivative liability fair value adjustment 1,707 116 Loss on settlement of convertible notes 440 — Gain on settlement of derivative liability (1,924) — (Gain)/loss on revaluation of contingent consideration — — Gain on change in fair value of investment (5,389) — Non-cash revenue from investment (1,040) (1,608) Provision for credit losses 300 — Inventory write-off — 916 Adjustment in connection with membership benefit — (2,172) Changes in operating assets and liabilities, net of acquisitions: Accounts receivable, net (16,117) (9,055) Prepaid expenses and other assets 135 (6,667) Inventory (3,958) 5,811 Costs capitalized to obtain contracts, net (1,571) (1,905) Accounts payable (433) (7,895) Accrued expenses and other current liabilities 4,504 2,193 Deferred revenue 6,564 4,620 Other liabilities, noncurrent (364) (498) Net cash provided by (used in) operating activities 32,612 7,524 Cash Flows from Investing Activities: Internal use software (3,945) (1,715) Purchase of property and equipment (1,187) (506) Related Party SAFE (5,000) — Net cash used in investing activities (10,132) (2,221) Cash Flows from Financing Activities: Indemnity escrow payment in connection with an acquisition — (13,128) Proceeds from the exercise of stock options and warrants, and restricted stock settlements 14,553 5,811 Taxes paid related to net settlement of equity awards (33,995) (14,033) Proceeds from issuance of common stock in U.S. initial public offering, net of underwriting discounts and commissions 93,000 — Payments of U.S. initial public offering issuance costs (6,292) — Proceeds from repayment of notes due from affiliates — 314 Repayment of convertible notes — (3,919) Net cash provided by (used in) financing activities 67,266 (24,955) Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash 89,746 (19,652) Cash, Cash Equivalents and Restricted Cash at the Beginning of the Period 70,713 90,365 Cash, Cash Equivalents, and Restricted Cash at the End of the Period $ 160,459 $ 70,713 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 11

Supplementary and Non-GAAP Financial Information We report our financial results in accordance with GAAP, however, management believes that certain non- GAAP financial measures, such as EBITDA, Adjusted EBITDA, and the other measures presented in the tables below provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing useful measures for period-to-period comparisons of our business performance. Moreover, we have included non-GAAP financial measures in this media release because they are key measurements used by our management team internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. Our non-GAAP financial measures are presented for supplemental informational purposes only, may not be comparable to similarly titled measures used by other companies and should not be used as substitutes for analysis of, or superior to, our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. As such, you should consider these non-GAAP financial measures in addition to other financial performance measures presented in accordance with GAAP, including various cash flow metrics, net loss and our other GAAP results. Non-GAAP cost of revenue is presented to understand margin economically and non-GAAP operating expenses are presented to understand operating efficiency. Non-GAAP cost of revenue and Non-GAAP operating expenses present direct and indirect expenses adjusted for non-cash expenses, such as stock- based compensation, depreciation and amortization, and non-recurring expenses, such as workplace restructuring costs, U.S. IPO-related transaction costs, including secondary offering costs, and the adjustment in connection with membership benefit. A reconciliation of GAAP financial information to Non- GAAP financial information for cost of revenue and operating expenses has been provided as supplementary information below. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 12

GAAP Cost of Revenue to Non-GAAP Cost of Revenue Reconciliation[25]

	Three Months Ended December 31,		Year Ended December 31,	
	2024	2023	2024	2023
(in millions)				
Cost of subscription revenue, GAAP	$ 10.6	$ 8.3	$ 41.0	$ 31.0
Less: Depreciation and amortization, GAAP	(0.7)	(0.3)	(1.7)	(1.2)
Less: Stock-based compensation, GAAP	(0.2)	(0.2)	(0.7)	(0.7)
Less: Severance and other, GAAP	—	—	—	(0.1)
Less: Adjustment in connection with membership benefit, GAAP	—	—	—	1.8
Total cost of subscription revenue, Non-GAAP	$ 9.8	$ 7.7	$ 38.5	$ 30.8
Cost of hardware revenue, GAAP	$ 18.1	$ 17.7	$ 47.2	$ 47.4
Less: Depreciation and amortization, GAAP	(1.0)	(0.9)	(3.7)	(3.6)
Less: Stock-based compensation, GAAP	(0.2)	(0.4)	(0.8)	(1.1)
Less: Severance and other, GAAP	—	—	—	(0.2)
Less: Adjustment in connection with membership benefit, GAAP	—	—	—	0.4
Total cost of hardware revenue, Non-GAAP	$ 16.9	$ 16.3	$ 42.7	$ 42.9
Cost of other revenue, GAAP	$ 1.3	$ 0.9	$ 4.1	$ 3.5
Total cost of other revenue, Non-GAAP	$ 1.3	$ 0.9	$ 4.1	$ 3.5
Cost of revenue, GAAP	$ 30.0	$ 26.8	$ 92.3	$ 81.9
Less: Depreciation and amortization, GAAP	(1.6)	(1.2)	(5.5)	(4.8)
Less: Stock-based compensation, GAAP	(0.4)	(0.6)	(1.5)	(1.8)
Less: Severance and other, GAAP	—	—	—	(0.3)
Less: Adjustment in connection with membership benefit, GAAP	—	—	—	2.2
Total cost of revenue, Non-GAAP	$ 28.0	$ 24.9	$ 85.3	$ 77.2

25 For the definition of cost of revenue, Non-GAAP, refer to the Supplementary and Non-GAAP Financial Information section above.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

13

GAAP Operating expenses to Non-GAAP Operating Expenses Reconciliation[26]

	Three Months Ended December 31,		Year Ended December 31,	
	2024	2023	2024	2023
(in millions)				
Research and development expense, GAAP	$ 29.8	$ 26.0	$ 113.1	$ 101.0
Less: Depreciation and amortization, GAAP	—	—	(0.1)	(0.1)
Less: Stock-based compensation, GAAP	(7.0)	(6.5)	(25.5)	(22.0)
Less: Severance and other, GAAP	—	0.1	—	(2.7)
Total Research and development, Non-GAAP	$ 22.7	$ 19.6	$ 87.5	$ 76.1
Sales and marketing expense, GAAP	$ 33.5	$ 25.7	$ 113.4	$ 99.1
Less: Depreciation and amortization, GAAP	(1.1)	(1.1)	(4.2)	(4.2)
Less: Stock-based compensation, GAAP	(1.1)	(0.8)	(3.3)	(3.1)
Less: Severance and other, GAAP	—	—	—	(0.9)
Total Sales and marketing expense, Non-GAAP	$ 31.4	$ 23.7	$ 105.8	$ 90.9
General and administrative expense, GAAP	$ 16.5	$ 12.8	$ 60.7	$ 52.6
Less: Depreciation and amortization, GAAP	—	—	—	—
Less: Stock-based compensation, GAAP	(3.3)	(2.9)	(11.9)	(11.6)
Less: Severance and other, GAAP	—	(0.1)	(0.2)	(1.2)
Total General and administrative expense, Non-GAAP	$ 13.2	$ 9.8	$ 48.6	$ 39.7
Total Operating expenses, GAAP	$ 79.8	$ 64.5	$ 287.1	$ 252.6
Less: Depreciation and amortization, GAAP	(1.1)	(1.1)	(4.3)	(4.3)
Less: Stock-based compensation, GAAP	(11.4)	(10.2)	(40.7)	(36.7)
Less: Severance and other, GAAP	—	(0.1)	(0.2)	(4.8)
Total Operating expenses, Non-GAAP	$ 67.3	$ 53.1	$ 241.9	$ 206.8

26 For the definition of operating expenses, Non-GAAP, refer to the Supplementary and Non-GAAP Operating Information section above.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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